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                                  EXHIBIT 99.2

            FORM OF RHYTHMS NETCONNECTIONS INC. STOCK AWARD AGREEMENT

                           RHYTHMS NETCONNECTIONS INC.
                              STOCK AWARD AGREEMENT

     THIS STOCK AWARD AGREEMENT (this "AGREEMENT") is made and entered into this _____ day of _________________, by and between Rhythms NetConnections Inc., a Delaware corporation, and _________________, the recipient of a Stock Award ("GRANTEE") under the Corporation's 2000 Stock Award Plan (the "PLAN").

     Capitalized terms used in this Agreement and not otherwise defined have the meanings given to them in the Plan and in the APPENDIX of defined terms attached to the Plan.

     A.   PURCHASE OF SHARES

          1. PURCHASE. The Corporation hereby grants to the Grantee the right to purchase up to shares of Common Stock (the "STOCK AWARD SHARES") pursuant to the provisions of the Plan and this Agreement at the purchase price of $0 per share.

          2. ASSIGNMENT SEPARATE FROM CERTIFICATE. Concurrently with the delivery of this Agreement to the Corporation, the Grantee shall deliver to the Corporation a duly-executed blank Assignment Separate from Certificate (in the form attached hereto as EXHIBIT I) with respect to the Stock Award shares.

          3. STOCKHOLDER RIGHTS. Until such time as the Grantee forfeits his rights to receive any unvested Stock Award shares, the Grantee (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to such unvested Stock Award shares, subject, however, to the Vesting Schedule, as defined below. From and after the date of cessation of Service, the Grantee shall forfeit any and all rights in and to any Stock Award shares that are unvested as of the date of cessation.

          4. ESCROW. The Corporation shall have the right to hold each Stock Award Share in escrow until such share has vested in accordance with the Vesting Schedule.

          5. COMPLIANCE WITH LAW. Under no circumstances shall shares of Common Stock or other assets be issued or delivered to the Grantee pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Corporation or its successors, there shall have been compliance with all applicable requirements of Federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     B.   TRANSFER RESTRICTIONS

          1. RESTRICTIONS ON TRANSFER OF UNVESTED STOCK AWARD SHARES. The Grantee shall not transfer, assign, encumber or otherwise dispose of any of the Grantee's unvested Stock Award shares.
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          2.   RESTRICTIVE LEGEND. The stock certificate for the Stock Award shares shall be endorsed with the following restrictive legend:

          "The shares represented by this certificate are unvested and subject to certain repurchase rights granted to the Corporation and accordingly may not be sold, assigned, transferred, encumbered, or in any manner disposed of except in conformity with the terms of a written agreement dated ____________, ______ between the Corporation and the registered holder of the shares (or the predecessor in interest to the shares). A copy of such agreement is maintained at the Corporation's principal corporate offices."

     C.   VESTING SCHEDULE

          1. VESTING SCHEDULE. The Stock Award shares shall vest and be earned by the Grantee according to the following vesting schedule ("VESTING SCHEDULE"):

          - [EMPLOYEES HIRED PRIOR TO MAY 5, 2000 IN THE MONTHS OF MAY, JUNE, JULY, AUGUST OR SEPTEMBER OF ANY YEAR PRIOR TO 2000: (a) fifty percent (50%) of the your Stock Award shares shall vest on September 15, 2000, and (b) the remaining fifty percent (50%) of your Stock Award shares shall vest on September 15, 2001.]

          ALTERNATIVELY

          - [ALL OTHER EMPLOYEES: (a) fifty percent (50%) of your Stock Award shares shall vest on the 15th day of your first Anniversary Month, as defined below, occurring after the date of grant of your Stock Award and (b) the remaining fifty percent (50%) of your Stock Award shares shall vest on the 15th day of your second Anniversary Month after the date of grant of your Stock Award.]

          The term "ANNIVERSARY MONTH" means the same month each year as the month in which your employment commenced (or commences) with the Corporation, as shown in the Corporation's records.

          2. RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to the Stock Award shares shall be immediately subject to the Vesting Schedule and any escrow requirements hereunder, but only to the extent the Stock Award shares are at the time covered by such Vesting Schedule and/or escrow requirements. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Corporation's capital structure.

          3. CORPORATE TRANSACTIONS/CHANGE OF CONTROL. All of the Grantee's unvested Stock Award shares shall immediately vest, in full, in the event of any Corporate Transaction or Change of Control, except to the extent such accelerated vesting is otherwise expressly precluded herein.

     D.   SPECIAL TAX ELECTION

          1. SECTION 83(b) ELECTION. Under Code Section 83, the excess of the fair market value of the Stock Award shares on the date any forfeiture restrictions applicable to such shares lapse
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over the Purchase Price paid for such shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the Vesting Schedule. The Grantee may elect under Code Section 83(b) to be taxed at the time the Stock Award shares are acquired, rather than when and as such Stock Award shares cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement. THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. THE GRANTEE UNDERSTANDS AND ACKNOWLEDGES THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

          2. FILING RESPONSIBILITY. THE GRANTEE ACKNOWLEDGES THAT IT IS THE GRANTEE'S SOLE RESPONSIBILITY, AND NOT THE CORPORATION'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF THE GRANTEE REQUESTS THE CORPORATION OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF. EACH GRANTEE IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISORS REGARDING THE TAX CONSEQUENCES AND ADVISABILITY OF MAKING A CODE SECTION 83(b) ELECTION.

     E.   GENERAL PROVISIONS

          1. AT WILL EMPLOYMENT. Nothing in this Agreement or in the Plan shall confer upon the Grantee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any Parent or Subsidiary employing or retaining the Grantee) or of the Grantee, which rights are hereby expressly reserved by each, to terminate the Grantee's Service at any time for any reason, with or without cause.

          2. NOTICES. Any notice required to be given under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, registered or certified, postage prepaid and properly addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days advance written notice under this Section
E. to all other parties to this Agreement.

          3. NO WAIVER. The failure of the Corporation in any instance to exercise any rights afforded to it hereunder shall not constitute a waiver of any such rights or any other rights that may subsequently arise under this Agreement or any other agreement between the Corporation and the Grantee. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

          4. CANCELLATION OF SHARES. If the Grantee forfeits any Stock Award shares for any reason, then from and after the date of such forfeiture, the Grantee shall no longer have any rights as a holder of, or in and to any of, such forfeited shares. Such forfeited shares shall revert to the Corporation in accordance with the applicable provisions hereof, and the Corporation shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered back to the Corporation as required by this Agreement.

          5. GRANTEE UNDERTAKING. The Grantee hereby agrees to take whatever additional action and execute whatever additional documents the Corporation may deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on either the Grantee or the Stock Award shares pursuant to the provisions of this Agreement.
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          6.   AGREEMENT IS ENTIRE CONTRACT. This Agreement and the Notice of
Stock Award, dated of even date herewith with respect to the Stock Award referenced herein (the "NOTICE OF STOCK AWARD") together, constitute the entire contract between the parties hereto with regard to the subject matter hereof. This Agreement and the Notice of Stock Award are made pursuant to the provisions of the Plan and shall in all respects be construed in conformity with the terms of the Plan. In the event of a conflict between the terms of the Plan and the terms of this Agreement, the Notice of Stock Award and/or the Plan, the Plan shall govern. All of the terms and conditions of the Notice of Stock Award and the Plan are incorporated herein by reference.

          7. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado without resort to that State's conflict-of-laws rules.

          8. COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

          9. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and upon the Grantee, the Grantee's assigns and the legal representatives, heirs and legatees of the Grantee's estate, whether or not any such person shall have become a party to this Agreement and have agreed in writing to join herein and be bound by the terms hereof.

          10. TAX WITHHOLDING. The Corporation's obligation to deliver Stock Award shares to a Grantee upon the vesting of such shares under the Plan shall be subject to the satisfaction of all applicable Federal, state and local income and employment tax withholding requirements. The Grantee shall have the right to use shares of Common Stock in satisfaction of all or part of the Withholding Taxes to which the Grantee may become subject in connection with the vesting of their shares. If Grantee elects to pay withholding taxes with shares, then Grantee shall elect one of the two payment mechanisms set forth in Article VII of the Plan and shall timely notify the Corporation, in writing, of such election.

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     IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.

                                       RHYTHMS NETCONNECTIONS INC.


                                       By:
                                          ---------------------------
                                       Title:
                                             ------------------------
                                       Address:
                                               ----------------------



                                       GRANTEE


                                       ------------------------------
                                       Signature


                                       Address:
                                               ----------------------

                                       ------------------------------

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                             SPOUSAL ACKNOWLEDGMENT

The undersigned spouse of the Grantee has read and hereby approves the foregoing Agreement. In consideration of the Corporation's granting the Grantee the right to acquire the Stock Award shares in accordance with the terms of such Agreement, the undersigned hereby agrees to be irrevocably bound by all the terms of such Agreement and the Plan, including (without limitation) the forfeiture of any Stock Award shares that are not vested at the time of the Grantee's termination of Service.


                                       ------------------------------
                                       GRANTEE'S SPOUSE


                                       Address:
                                               ----------------------

                                       ------------------------------

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                                    EXHIBIT I
                      ASSIGNMENT SEPARATE FROM CERTIFICATE



     FOR VALUE RECEIVED ______________ hereby sell(s), assign(s) and transfer(s) unto Rhythms NetConnections Inc. (the "Corporation"), ______________ shares of the Common Stock of the Corporation standing in his or her name on the books of the Corporation represented by Certificate No. ______________ herewith and do(es) hereby irrevocably constitute and appoint
______________________________ Attorney to transfer the said stock on the books of the Corporation with full power of substitution in the premises.

Dated:  _________________, _____.


                                       Signature
                                                -------------------------------


INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enforce the forfeiture rights with respect to all Stock Award shares that are not vested at the time of your termination of Service, should that occur, without requiring additional signatures on the part of the Grantee at the time of termination.

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                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is _________ shares of the common stock of Rhythms NetConnections Inc.

(3)  The property was issued on _________________, _________.

(4)  The taxable year in which the election is being made is the calendar year
     _________.

(5) The property is subject to a vesting schedule pursuant to which the taxpayer will forfeit the shares if he or she does not remain in the employ of the issuer through certain scheduled vesting dates over an approximately two-year period.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $__________ per share.

(7)  The amount paid for such property is $0 per share.

(8) A copy of this statement was furnished to Rhythms NetConnections Inc. for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on ________________________, _______.



--------------------------------------------------------------------------------
Spouse (if any)                             Taxpayer


     This election must be filed with the Internal Revenue Service Center with which taxpayer files his or her Federal income tax returns and must be made within thirty (30) days after the execution date of the Stock Issuance Agreement. This filing should be made by registered or certified mail, return receipt requested. The Grantee must retain two (2) copies of the completed form for filing with his or her Federal and state tax returns for the current tax year and an additional copy for his or her records.